Exhibit 99.1

Contact:

Stacey Jurchison

PharmAthene, Inc.

Phone: 410-269-2610

Stacey.Jurchison@PharmAthene.com

PHARMATHENE APPOINTS JEFFREY W. RUNGE, M.D.

TO THE COMPANY’S BOARD OF DIRECTORS

ANNAPOLIS, MD — December 21, 2009 — PharmAthene, Inc. (NYSE Amex: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, today announced the appointment of Jeffrey W. Runge, M.D. to PharmAthene’s Board of Directors, increasing the Board to eight members.

Dr. Runge is a Principal at The Chertoff Group, a firm providing advisory services in business risk management, homeland security and homeland defense.  He is also the President and founder of Biologue, Inc., which provides consulting in biodefense, medical preparedness and injury prevention and control.  From 2001 through August of 2008, Dr. Runge served in the Bush administration, first as the head of the National Highway Traffic Safety Administration, confirmed by the Senate in August 2001.  In September 2005, he became the Department of Homeland Security’s first Chief Medical Officer and founded the DHS Office of Health Affairs in 2007.  He was confirmed by the Senate as DHS’ first Assistant Secretary for Health Affairs in December of 2007.  Dr. Runge also served as Acting DHS Undersecretary for Science and Technology from February through August 2006.  In his role at DHS, Dr. Runge oversaw the operations of the department’s biodefense activities, medical preparedness and workforce health protection, including managing DHS’ role in Project BioShield, working with the various federal departments on medical countermeasure assurance.

Prior to joining DHS, Dr. Runge was Assistant Chairman of the Department of Emergency Medicine at the Carolinas Medical Center in Charlotte, NC, from 1984 through 2001.

Dr. Runge earned his medical degree from the Medical University of South Carolina and his undergraduate degree from the University of the South.

“We are delighted to welcome Dr. Runge to the PharmAthene Board,” commented David P. Wright, President and Chief Executive Officer.  “With his extensive Federal executive experience in Homeland Security and biodefense, and intimate knowledge and understanding of the challenges and issues facing the biodefense industry, Dr. Runge will be a valuable addition to our Board and we look forward to his contributions as we advance our mission of developing next generation medical countermeasures to protect the American public.”

About PharmAthene, Inc.

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene’s lead product development programs include:

•                  SparVax™ - a second generation recombinant protective antigen (rPA) anthrax vaccine

•                  Third generation rPA anthrax vaccine

•                  Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

•                  Protexia® - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents

For more information about PharmAthene, please visit www.PharmAthene.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements. PharmAthene disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company’s product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company’s development programs, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, as well as risks detailed from time to time in PharmAthene’s Forms 10-K and 10-Q under the caption “Risk Factors” and in its other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Copies of PharmAthene’s public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

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